Exhibit 99.1

Caesars Entertainment, Inc. Announces Commencement of Tender Offer for

6.250% Senior Secured Notes Due 2025

LAS VEGAS and RENO, Nev. (January 18, 2024) – Caesars Entertainment, Inc. (the “Company”) (Nasdaq: CZR) today announced that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 6.250% Senior Secured Notes due 2025 (the “Notes”) on the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated January 18, 2024 (the “Offer to Purchase”), and the accompanying Notice of Guaranteed Delivery, dated January 18, 2024 (the “Notice of Guaranteed Delivery” and together with the Offer to Purchase, the “Tender Offer Documents”).

The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on January 30, 2024 unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as may be extended, the “Expiration Time”). Tendered Notes may be validly withdrawn at any time at or prior to the Expiration Time as described in the Offer to Purchase. Holders of the Notes are urged to read the Tender Offer Documents carefully before making any decision with respect to the Tender Offer.

Certain information regarding the Notes and the U.S. Treasury Reference Security, the Bloomberg reference page and the fixed spread is set forth in the table below.

Title of Security	CUSIP Numbers/ISINs	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
6.250% Senior Secured Notes due 2025	144A: 28470RAH5/US28470RAH57 Reg S: U2829LAC9/USU2829LAC91 IAI: 28470RAJ1/US28470RAJ14	$3,399,000,000	3.000% U.S. Treasury due June 30, 2024	FIT3	0bps

The “Tender Offer Consideration” for each $1,000 principal amount of the Notes validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified above, as quoted on the Bloomberg Bond Trader FIT3 series of pages, at 2:00 p.m. New York City time, on January 30, 2024, the date on which the Tender Offer is currently scheduled to expire.

In addition to the Tender Offer Consideration, holders of Notes that are validly tendered and accepted for purchase will also receive accrued and unpaid interest to, but not including, the settlement date for the Tender Offer, which is currently expected to be no later than 5 business day following the Expiration Time. Completion of the Tender Offer is subject to certain market and other conditions, including the completion by the Company of new debt financing on terms and conditions satisfactory to it.

If 90% or more of the outstanding Notes are tendered and accepted for purchase in the Tender Offer, the Company intends to redeem any Notes that were not tendered and accepted for purchase upon not less than 10 or more than 60 days’ notice following the settlement date of the Tender Offer at a price equal to the Tender Offer Consideration, plus accrued and unpaid interest, to, but excluding, the date of redemption.

To the extent that less than 90% of the outstanding Notes are tendered and accepted for purchase in the Tender Offer, the Company intends to satisfy and discharge the indenture governing the Notes, in accordance with the provisions thereof, and to redeem at par on July 1, 2024 the Notes that remain outstanding following the consummation of the Tender Offer. Following such satisfaction and discharge, the Company will no longer be subject to the covenants in the indenture governing the Notes.

As described in the Offer to Purchase, tendered Notes may be validly withdrawn at any time prior to or at, but not after, the withdrawal deadline, unless the Company amends the Tender Offer, in which case the withdrawal rights may be extended as the Company determines, to the extent required by law. The consummation of the Tender Offer and the Company’s obligations to accept for purchase, and to pay for, Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer are subject to the satisfaction of or waiver of the financing condition and the other conditions described in the Offer to Purchase.

Statements of intent in this press release shall not constitute a notice of redemption under the indenture governing the Notes. Any such notice, if made, will only be made in accordance with the provisions of the indenture. The Company may amend, extend or, subject to certain conditions and applicable law, terminate the Tender Offer at any time in its sole discretion. The Tender Offer is not conditioned on any minimum amount of Notes being tendered.

This press release shall not constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities, nor shall there be any offer or sale of any Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. The complete terms and conditions of the Tender Offer are described in the Offer to Purchase and the related Notice of Guaranteed Delivery, copies of which may be obtained from D.F. King & Co., Inc., the tender and information agent for the Tender Offer, at http://www.dfking.com/Caesars, by email at Caesars@dfking.com, by telephone at (866) 811-1442 (U.S. toll free) and (212) 269-5550 (banks and brokers) or in writing at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, Attention: Michael Horthman.

The Company has engaged J.P. Morgan Securities LLC to act as the lead dealer manager and Deutsche Bank Securities, Inc. to act as the co-dealer manager in connection with the Tender Offer. Questions regarding the terms of the Tender Offer may be directed to J.P. Morgan Securities LLC by telephone at (866) 834-4666 (U.S. toll-free) and (212) 834-4087 (collect).

About Caesars Entertainment, Inc.

Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. To review our latest CSR report, please visit www.caesars.com/corporate-social-responsibility/csr-reports. Know When To Stop Before You Start®. Gambling Problem? Call 1-800-522-4700.

Forward-Looking Statements

This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risk and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Disclaimer

This announcement must be read in conjunction with the Tender Offer Documents. This announcement and the Tender Offer Documents (including the documents incorporated by reference therein) contain important information which must be read carefully before any decision is made with respect to the Offer. If any holder of Notes is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offer. None of the Company, the dealer managers, the tender and information agent, or any person who controls or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether holders of Notes should participate in the Offer.

Contacts:

Caesars Entertainment, Inc.

Investor Relations:

Brian Agnew, bagnew@caesars.com

Charise Crumbley, ccrumbley@caesars.com

Media Relations:

Kate Whiteley, kwhiteley@caesars.com

Source: Caesars Entertainment, Inc.